UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

Alumis Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42143	86-1771129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 East Grand Avenue

South San Francisco, California 94080

(Address of Principal Executive Offices and Zip Code)

(Registrant’s Telephone Number, Including Area Code): (650) 231-6625

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On February 6, 2025, Alumis Inc., a Delaware corporation (“Alumis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ACELYRIN, Inc., a Delaware corporation (“ACELYRIN”), and Arrow Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Alumis (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into ACELYRIN and ACELYRIN will continue as the surviving corporation and direct wholly owned subsidiary of Alumis (the “Merger”).

Approval & Recommendation

Based on the unanimous recommendation of a special committee (the “Alumis Special Committee”) of the board of directors of Alumis (the “Alumis Board”), consisting solely of independent and disinterested directors of Alumis, to which the Alumis Board had delegated exclusive authority to consider, negotiate and evaluate the Merger Agreement and the transactions contemplated thereby, the Alumis Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Alumis and its stockholders, (ii) approved the Merger and the transactions contemplated thereby, including the issuance of voting common stock of Alumis, par value $0.0001 per share (“Alumis Common Stock”) pursuant to the Merger Agreement (the “Alumis Share Issuance”), and (iii) resolved to submit and recommend the approval of the Alumis Share Issuance to Alumis’s stockholders.

Based on the unanimous recommendation of a special committee (the “ACELYRIN Special Committee”) of the board of directors of ACELYRIN (the “ACELYRIN Board”), consisting solely of independent and disinterested directors of ACELYRIN, to which the ACELYRIN Board had delegated exclusive authority to consider, negotiate and evaluate the Merger Agreement and the transactions contemplated thereby, the ACELYRIN Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of ACELYRIN and its stockholders, (ii) approved the execution, delivery and performance by ACELYRIN of the Merger Agreement and the consummation by ACELYRIN of the transactions contemplated thereby, including the Merger and (iii) declared advisable and resolved to recommend that ACELYRIN’s stockholders approve and adopt the Merger Agreement.

Merger Consideration; Treatment of Equity Awards

In connection with the Merger, all of the issued and outstanding shares of common stock of ACELYRIN, par value $0.00001 per share (the “Shares”), will be cancelled and converted into the right to receive 0.4274 shares of Alumis Common Stock, without interest (the number of shares of Alumis Common Stock in exchange for each Share, the “Exchange Ratio”) and, if applicable, cash in lieu of fractional shares, without interest, subject to any applicable withholding.

Each of ACELYRIN’s stock options (the “Options”) that is outstanding and unexercised as of immediately prior to the effectiveness of the Merger (the “Effective Time”) and that has a per share exercise price of $18.00 or less will be converted into an option award to purchase the number of shares of Alumis Common Stock (each, a “Converted Option”) equal to (i) the number of Shares subject to the Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio. Each Converted Option will have an exercise price per share of Alumis Common Stock equal to (x) the per share exercise price for Shares subject to the corresponding Option immediately prior to the Effective Time divided by (y) the Exchange Ratio. Each Option that is outstanding and unexercised immediately prior to the Effective Time and that has a per share exercise price of more than $18.00 will be cancelled without the payment of any consideration.

Each of ACELYRIN’s restricted stock unit awards (the “RSUs”) that is outstanding and unvested as of immediately prior to the Effective Time will be converted into an RSU with respect to a number of shares of Alumis Common Stock equal to (i) the total number of Shares subject to the RSU immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio.

Each of ACELYRIN’s performance stock unit awards (the “PSUs”) that is outstanding and unvested as of immediately prior to the Effective Time will have any performance-based conditions deemed to be met at 100% of the target level of performance and be assumed and converted into an RSU with respect to a number of shares of Alumis Common Stock equal to (i) the target number of Shares subject to the PSU immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio.

Closing Conditions

Consummation of the Merger is subject to certain closing conditions, including the absence of any law or judgment that restrains, enjoins or otherwise prohibits consummation of the Merger, the effectiveness of a registration statement on Form S-4 (the “registration statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by Alumis, adoption of the Merger Agreement by the holders of a majority of the outstanding Shares at ACELYRIN’s stockholders’ meeting, and approval of the Alumis Share Issuance by the holders of a majority of votes of Alumis’s Common Stock cast at Alumis’s stockholders’ meeting.

Representations, Warranties and Covenants

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature, including covenants regarding the conduct of their respective businesses. ACELYRIN and Alumis are not permitted to, among other things, solicit, initiate, knowingly induce, knowingly encourage, or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an alternative transaction proposal or to engage in discussions or negotiations with third parties regarding any alternative transaction proposal. Notwithstanding this limitation, prior to a party’s stockholders’ approving the transaction, such party may under certain circumstances provide information to and engage or participate in discussions or negotiations with third parties with respect to an unsolicited, bona fide written alternative transaction proposal that its board of directors has determined in good faith constitutes or could reasonably be expected to result in a superior proposal and failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law. Each party’s board of directors may change its recommendation to its stockholders (subject to the other party’s right to match and right to terminate the Merger Agreement following such change in recommendation) in response to a superior proposal or an intervening event if the board of directors determines in good faith that the failure to take such action would be inconstant with the directors’ fiduciary duties under applicable law. Each party may also terminate the Merger Agreement in order to enter into a transaction constituting a superior proposal.

Governance

The Merger Agreement provides that the parties will take all actions reasonably necessary such that, from and after the Effective Time, the Alumis Board is increased to nine individuals and that two directors designated by ACELYRIN are elected or appointed to the Alumis Board.

Termination and Termination Fees

The Merger Agreement contains certain termination rights for both Alumis and ACELYRIN, including the right of either party to terminate the Merger Agreement if the transactions have not been consummated prior to July 7, 2025. The Merger Agreement further provides that, in connection with the termination of the Merger Agreement by ACELYRIN under certain circumstances, including termination by ACELYRIN to accept and enter into a definitive agreement with respect to a superior proposal, ACELYRIN must pay Alumis a termination fee of $10 million. In connection with the termination of the Merger Agreement by Alumis under certain circumstances, including termination by Alumis to accept and enter into a definitive agreement with respect to a superior proposal, Alumis must pay ACELYRIN a termination fee of $10 million.

Additional Information

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about Alumis or ACELYRIN, their respective businesses, the actual conduct of their respective businesses during the period prior to the consummation of the Merger or the other transactions contemplated therein. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto which were made only for purposes of such agreement and as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure letters delivered by and to each of Alumis and ACELYRIN in connection with the Merger Agreement. The representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Alumis’ or ACELYRIN’s public disclosures.

Item 2.02 Results of Operations and Financial Condition.

On February 6, 2025, Alumis disclosed in a press release regarding the Merger Agreement, among other things, that the preliminary, unaudited amount of Alumis’ cash, cash equivalents and marketable securities position as of December 31, 2024 is approximately $289 million. This amount is preliminary, unaudited and may change, was prepared by management and is based on the most current information available to management. Further, this amount is subject to completion by management of the financial statements as of and for the year ended December 31, 2024, including completion of the review procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized, and completion of the audit of such financial statements. Alumis’ independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary result and, accordingly, does not express an opinion or any other form of assurance about it. The information presented herein should not be considered a substitute for the financial information Alumis files with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2024. Alumis has no intention or obligation to update the preliminary estimate of its cash, cash equivalents and marketable securities set forth above.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

A joint press release issued by Alumis and ACELYRIN announcing the Merger Agreement was issued on February 6, 2025 and is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On February 6, 2025, Alumis and ACELYRIN presented a slide presentation to investors regarding the Merger. A copy of the slide presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

In connection with the execution of the Merger Agreement, Alumis entered into Voting and Support Agreements (the “Alumis Voting Agreements”) with certain of ACELYRIN’s stockholders, including certain entities affiliated with Westlake Village BioPartners, certain entities affiliated with AyurMaya Capital Management, certain entities affiliated with Access Industries, Beth Seidenberg, Dan Becker and Mina Kim (collectively, the “ACELYRIN Stockholders”). Pursuant to the Alumis Voting Agreements, the ACELYRIN Stockholders have agreed, among other things, to (i) vote or cause to be voted all of their Shares in favor of (A) the adoption of the Merger Agreement and approval of the transactions contemplated thereby, (B) any other proposals presented by ACELYRIN to its stockholders to effect or facilitate the transactions contemplated by the Merger Agreement and (C) any proposal to adjourn or postpone any meeting of the holders of Shares at which the matters described in clause (A) are submitted for the consideration and vote of the holders of Shares to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; and (ii) against (A) any ACELYRIN acquisition proposal or any of the transactions contemplated thereby, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of ACELYRIN under the Merger Agreement or of such ACELYRIN Stockholder under its Alumis Voting Agreement and (C) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Transactions.

The Shares owned by the ACELYRIN Stockholders represented approximately 24% of the outstanding Shares as of January 31, 2025.

In connection with the execution of the Merger Agreement, ACELYRIN entered into Voting and Support Agreements (the “ACELYRIN Voting Agreements”) with certain of Alumis’ stockholders, including certain entities affiliated with Foresite Capital management, certain entities affiliated with AyurMaya Capital Management, certain entities affiliated with Samsara BioCapital and Martin Babler (collectively, the “Alumis Stockholders”). Pursuant to the ACELYRIN Voting Agreement, the Alumis Stockholders have agreed, among other things, to (i) vote or cause to be voted all of their shares of Alumis Common Stock in favor of (A) the Alumis Share Issuance, (B) any other proposals presented by Alumis to its stockholders in connection with the transactions contemplated by the Merger Agreement, and (C) any proposal to adjourn or postpone any meeting of the holders of Alumis Common Stock at which the matters described in clause (A) are submitted for the consideration and vote of the holders of Alumis Common Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held or to constitute a quorum; and (ii) against (A) any Alumis acquisition proposal or any of the transactions contemplated thereby, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of ACELYRIN under the Merger Agreement or of such Alumis Stockholder under its ACELYRIN Voting Agreement and (C) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Transactions.

The shares of Alumis Common Stock owned by the Alumis Stockholders represented approximately 62% of the outstanding Alumis Common Stock as of January 31, 2025.

The foregoing descriptions of the ACELYRIN Voting Agreements and the Alumis Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the forms of the ACELYRIN Voting Agreements and the Alumis Voting Agreements, respectively, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current plans, estimates and expectations of management of Alumis and ACELYRIN in light of historical results and trends, current conditions and potential future developments, and are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than statements of historical facts, including express or implied statements regarding the proposed Merger; the conversion of equity interests contemplated by the Merger Agreement; the issuance of Alumis Common Stock contemplated by the Merger Agreement; the expected filing by Alumis with the SEC of the registration statement and the joint proxy statement/prospectus of Alumis and ACELYRIN to be included therein (the “joint proxy statement/prospectus”); the expected timing of the closing of the proposed Merger; the ability of the parties to complete the proposed Merger considering the various closing conditions; the expected benefits of the proposed Merger; the competitive ability and position of the combined company; the clinical pipeline of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements.

Risks and uncertainties include, among other things, (i) the risk that the proposed Merger may not be completed in a timely basis or at all, which may adversely affect Alumis’ and ACELYRIN’s businesses and the price of their respective securities; (ii) the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed Merger, including stockholder approvals by both Alumis’ stockholders and ACELYRIN’s stockholders, and the potential failure to satisfy the other conditions to the consummation of the transaction; (iii) the effect of the announcement, pendency or completion of the proposed Merger on each of Alumis’ or ACELYRIN’s ability to attract, motivate, retain and hire key personnel and maintain relationships with partners, suppliers and others with whom Alumis or ACELYRIN does business, or on Alumis’ or ACELYRIN’s operating results and business generally; (iv) that the proposed Merger may divert management’s attention from each of Alumis’ and ACELYRIN’s ongoing business operations; (v) the risk of any legal proceedings related to the proposed Merger or otherwise, or the impact of the proposed Merger thereupon, including resulting expense or delay; (vi) that Alumis or ACELYRIN may be adversely affected by other economic, business and/or competitive factors; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Alumis or ACELYRIN to pay a termination fee; (viii) the risk that restrictions during the pendency of the proposed Merger may impact Alumis’ or ACELYRIN’s ability to pursue certain business opportunities or strategic transactions; (ix) the risk that the anticipated benefits and synergies of the proposed Merger may not be fully realized or may take longer to realize than expected; (x) the impact of legislative, regulatory, economic, competitive and technological changes; (xi) risks relating to the value of Alumis securities to be issued in the proposed Merger; (xii) the risk that integration of the proposed Merger post-closing may not occur as anticipated or the combined company may not be able to achieve the growth prospects expected from the transaction; (xiii) the effect of the announcement, pendency or completion of the proposed Merger on the market price of the common stock of each of Alumis and ACELYRIN; (xiv) the implementation of each of Alumis’ and ACELYRIN’s business model and strategic plans for product candidates and pipeline, and challenges inherent in developing, commercializing, manufacturing, launching, marketing and selling potential existing and new products and product candidates; (xv) the scope, progress, results and costs of developing Alumis’ and ACELYRIN’s product candidates and any future product candidates, including conducting preclinical studies and clinical trials, and otherwise related to the research and development of Alumis’ and ACELYRIN’s pipeline; (xvi) the timing and costs involved in obtaining and maintaining regulatory approval for Alumis’ and ACELYRIN’s current or future product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product; (xvii) the market for, adoption (including rate and degree of market acceptance) and pricing and reimbursement of Alumis’ and ACELYRIN’s product candidates, if approved, and their respective abilities to compete with therapies and procedures that are rapidly growing and evolving; (xviii) uncertainties in contractual relationships, including collaborations, partnerships, licensing or other arrangements and the performance of third party suppliers and manufacturers; (xix) the ability of each of Alumis and ACELYRIN to establish and maintain intellectual property protection for products or avoid or defend claims of infringement; (xx) Alumis’ ability to successfully integrate ACELYRIN’s operations and personnel; and (xxi) potential delays in initiating, enrolling or completing preclinical studies and clinical trials.

These risks, as well as other risks related to the proposed Merger, will be described in the registration statement and the joint proxy statement/prospectus that will be filed with the SEC in connection with the proposed Merger. While the list of factors presented here is, and the list of factors to be presented in the registration statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Alumis’ and ACELYRIN’s respective periodic reports and other filings with the SEC, including the risk factors identified in Alumis’ and ACELYRIN’s most recent Quarterly Reports on Form 10-Q and/or Annual Reports on Form 10-K. The risks and uncertainties described above and in the SEC filings cited above are not exclusive and further information concerning Alumis and ACELYRIN and their respective businesses, including factors that potentially could materially affect their respective businesses, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers should also carefully review the risk factors described in other documents Alumis and ACELYRIN file from time to time with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. Alumis assumes no obligation and does not intend to update these forward-looking statements, even if new information becomes available in the future, except as required by law.

Additional Information and Where to Find It

In connection with the proposed merger, Alumis intends to file with the SEC a registration statement on Form S-4, which will include the joint proxy statement/prospectus. After the registration statement has been declared effective by the SEC, the joint proxy statement/prospectus will be delivered to stockholders of Alumis and ACELYRIN. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF ALUMIS AND ACELYRIN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus (when available) and other documents filed by Alumis and ACELYRIN with the SEC, without charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Alumis will be available free of charge under the SEC Filings heading of the Investor Relations section of Alumis’ website at https://www.investors.alumis.com/. Copies of the documents filed with the SEC by ACELYRIN will be available free of charge under the Financials & Filings heading of the Investor Relations section of ACELYRIN’s website https://www.investors.acelyrin.com/.

Participants in the Solicitation

Alumis and ACELYRIN and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Alumis’ directors and executive officers is set forth in Alumis’ registration statement on Form S-1/A (File No. 333-280068), which was filed with the SEC on June 24, 2024. Information about ACELYRIN’s directors and executive officers is set forth in the proxy statement for ACELYRIN’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2024, and ACELYRIN’s Current Reports on Form 8-K filed with the SEC on May 28, 2024, August 13, 2024 and December 10, 2024. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

2.1*	Agreement and Plan of Merger, dated February 6, 2025, by and among Alumis Inc., ACELYRIN, Inc. and Arrow Merger Sub, Inc.

99.1	Press Release of Alumis Inc. and ACELYRIN, Inc., dated February 6, 2025.

99.2	Investor Presentation.

99.3*	Form of Alumis Voting Agreement, dated February 6, 2025.

99.4*	Form of ACELYRIN Voting Agreement, dated February 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Alumis agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alumis Inc.

Dated: February 6, 2025	By:	/s/ Martin Babler

President and Chief Executive Officer